As filed with the Securities and Exchange Commission on April 24, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEEKAY CORPORATION

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	98-0224774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

Telephone: (441) 298-2530

Fax: (441) 292-3931

(Address and telephone number of Registrant’s principal executive office)

Watson Farley & Williams LLP

Attention: Daniel C. Rodgers

250 West 55th Street

New York, New York 10019

(212) 922-2200

(Name, address and telephone number of agent for service)

Copy to:

David S. Matheson

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, OR 97209-4128

(503) 727-2008

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-221806

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)
Common Stock	$10,500,000	$1,273
Total	$10,500,000	$1,273

(1)

The registrant previously registered securities with an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form F-3, (File No. 333-221806), which was filed by the registrant on November 29, 2017 and as amended by Amendment No. 1 to Registration Statement on Form F-3 on December 22, 2017 and by Amendment No. 2 to Registration Statement on Form F-3 on January 11, 2018, and declared effective by the Securities and Exchange Commission (the “Commission”) on January 12, 2018 (the “Prior Registration Statement”). There currently remains $52,500,000 in unsold securities under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $10,500,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed the amount registered under such Registration Statements.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, or similar transactions.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee of $1,273 for the additional securities being registered under this registration statement as soon as practicable (but in any event no later than the close of business on April 24, 2019); (ii) it will not revoke such instructions; (iii) it has sufficient funds in the relevant account to cover the amount of the filing fee; and (iv) it undertakes to confirm receipt of such instructions by the bank on April 24, 2019.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional securities of Teekay Corporation pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The earlier registration statement on Form F-3, as amended (File No. 333-221806) (the “Prior Registration Statement”) was declared effective by the Securities and Exchange Commission on January 12, 2018. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference in this registration statement. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

Exhibit Number	Description

5.1	Opinion of Watson Farley & Williams LLP

8.1	Opinion of Perkins Coie LLP, relating to tax matters

8.2	Opinion of Watson Farley & Williams LLP, relating to tax matters

23.1	Consent of KPMG LLP

23.2	Consent of Perkins Coie LLP (contained in Exhibit 8.1 above)

23.3	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.2 above)

24.1	Powers of Attorney (contained in the Prior Registration Statement (File No. 333-221806))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on April 24, 2019.

TEEKAY CORPORATION

By:	/s/ Vincent Lok
Name:	Vincent Lok
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 24, 2019 by the following persons in the following capacities:

Signature	Title

/s/ * Kenneth Hvid	President, Chief Executive Officer (Principal Executive Officer)

/s/ Vincent Lok Vincent Lok	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ * C. Sean Day	Director

/s/ * Rudolph Krediet	Director

/s/ * Alan Semple	Director

/s/ * William Utt	Director, Chairman of the Board

/s/ * Peter S. Janson	Director

/s/ * Heidi Locke Simon	Director

/s/ * Bjorn Moller	Director

/s/ * Tore I. Sandvold	Director

/s/ * David Schellenberg	Director

*By:	/s/ Vincent Lok
Vincent Lok, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Teekay Corporation, has signed this registration statement in Newark, Delaware, on April 24, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director